Exhibit 10.1

SEVENTH MODIFICATION AGREEMENT

BOKF, NA dba Bank of Albuquerque (the “Lender”); and AMREP Southwest Inc., a New Mexico corporation (the “Borrower”), agree:

1.             Recitals. The following Recitals apply to this Seventh Modification Agreement (this “Agreement”).

A.          Borrower is indebted to Lender as evidenced by a Revolving Line of Credit Promissory Note dated February 3, 2021, in the original principal amount of Four Million and No/100 Dollars ($4,000,000.00), made by Borrower in favor of the Lender (the “Original Note”). In connection with the Original Note, Borrower and Lender entered into a Loan Agreement dated February 3, 2021 (the “Loan Agreement”).

B.           Payment and performance of the Original Note are secured by, among other things, a Line of Credit Mortgage, Security Agreement and Fixture Filing dated February 3, 2021, and recorded in the real property records of Sandoval County, New Mexico (the “Recording Office”) on February 3, 2021, as Document No. 2021003917, made by Borrower in favor of Lender (the “Mortgage”). The Mortgage, the Loan Agreement and all other documents evidencing, guaranteeing or securing the Original Note, as modified by the Modification Agreements (as defined below), are referred to in this Agreement as the “Loan Documents”.

C.           At the request of Borrower, Lender issued a reserve letter in favor of the City of Santa Fe, New Mexico, as evidenced by a Demand Promissory Note in the original principal amount of One Million Three Hundred Twenty-Two Thousand Seven Hundred Sixteen and 82/100 Dollars ($1,322,716.82), dated January 25, 2022, made by Borrower in favor of Lender (the “Demand Note”). The Demand Note is secured by the Mortgage. In connection with the Demand Note, Borrower and Lender entered into a First Modification Agreement dated January 25, 2022 (the “First Modification”).

D.           At the request of Borrower, Lender removed the semi-annual resting requirement in the Original Note, as evidenced by a Second Modification Agreement dated April 13, 2022 (the “Second Modification”).

E.            At the request of Borrower, Lender renewed and extended the maturity of the Original Note and increased the amount of credit available under the Original Note, as evidenced by a First Amended and Restated Revolving Line of Credit Promissory Note, dated August 15, 2022, in the original principal amount of Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($5,750,000.00) (the “First Restated Note”). In connection with the First Restated Note, Borrower and Lender entered into a Third Modification Agreement dated August 15, 2022 (the “Third Modification”).

F.            At the request of Borrower, Lender renewed and extended the maturity of the Demand Note, as evidenced by the First Amended and Restated Demand Promissory Note dated February 4, 2023, in the original principal amount of One Million Three Hundred Twenty-Two Thousand Seven Hundred Sixteen and 82/100 Dollars ($1,322,716.82) (the “First Restated Demand Note”). In connection with the First Restated Demand Note, Borrower and Lender entered into a Fourth Modification Agreement dated February 4, 2023 (the “Fourth Modification”).

G.           At the request of Borrower, Lender renewed and extended the maturity of the First Restated Demand Note and reduced the original principal balance under the First Restated Demand Note, as evidenced by a Second Amended and Restated Demand Promissory Note dated February 4, 2024, in the original principal amount of One Hundred Seventy-Two Thousand Four Hundred Fifty-Three and 55/100 Dollars ($172,453.55) (the “Second Restated Demand Note”). In connection with the Second Restated Demand Note, Borrower and Lender entered into a Fifth Modification Agreement dated February 4, 2024 (the “Fifth Modification”).

H.           At the request of Borrower, pursuant to a Sixth Modification Agreement dated effective August 16, 2024 executed by Borrower and Lender (the “Sixth Modification” and, together with the First Modification, the Second Modification, the Third Modification, the Fourth Modification, the Fifth Modification and this Agreement, the “Modification Agreements”), Lender issued two (2) reserve letters in favor of the City of Albuquerque, New Mexico, evidenced as follows: (i) by a Third Demand Promissory Note dated August 16, 2024 in the original principal amount of One Million Seven Hundred Four Thousand Three Hundred Seventy-Four and 28/100 Dollars ($1,704,374.28), made by Borrower in favor of Lender (the “Third Demand Note”), which Third Demand Note is secured by the Mortgage; and (ii) by a Fourth Demand Promissory Note dated August 16, 2024 in the original principal amount of One Hundred Seven Thousand Four Hundred Eighty-Three and 07/100 Dollars ($107,483.07), made by Borrower in favor of Lender (the “Fourth Demand Note”), which Fourth Demand Note is secured by the Mortgage.

I.             Borrower has requested that Lender increase the amount of principal available to be borrowed by Borrower under, and extend the maturity date set forth in, the First Restated Note and Lender is willing to do so on the terms and conditions set forth in this Agreement.

2.            Definitions. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Loan Agreement and the Mortgage.

3.             Required Payments. Concurrently with the execution of this Agreement, Borrower shall have paid to Lender: (i) all accrued unpaid interest due under the First Restated Note; (ii) recording fees and costs; lawyers’ fees and costs; and all other fees and costs related to this Agreement; and (iii) a loan fee in the amount of $14,375.00.

4.             Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied in a manner acceptable to Lender in the exercise of Lender’s sole and absolute discretion:

A.           Lender shall have received such assurances as Lender may require that the validity and priority of the Mortgage has not been and shall not be impaired by this Agreement or the transactions contemplated by this Agreement, including but not by way of limitation, a modification endorsement on New Mexico Form 80 dated as of the date of recording of this Agreement and endorsing the mortgagee policy of title insurance issued in connection with the Mortgage, providing that policy coverage has not been reduced or terminated by virtue of the recording of this Agreement, and showing no matters of record since the recording of the Mortgage except as are acceptable to Lender in Lender’s sole discretion.

B.           Lender shall have received a fully executed and acknowledged original of this Agreement, a fully executed Second Amended and Restated Revolving Line of Credit Promissory Note executed by Borrower (the “Second Restated Note”) and such other documents as Lender requires.

C.           This Agreement shall have been recorded in the Recording Office.

5.             Modification of Terms of Loan Documents. The Loan Documents are supplemented, amended and modified as follows:

A.          The phrase “Four Million and No/100 Dollars ($4,000,000.00)” in Section 1 of the Loan Agreement is amended and restated in its entirety to read as follows “Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00)”.

B.           Section 2 of the Loan Agreement is amended and restated in its entirety to read as follows:

2.            BORROWER’S NOTE: The loan shall be evidenced by a Second Amended and Restated Revolving Line of Credit Promissory Note (the “Note”) in the principal amount of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00), which Note shall bear interest at the rate specified in the Note.

C.            Section 6.2 of the Loan Agreement is amended and restated in its entirety to read as follows:

6.2.       Financial Information: Borrower will maintain adequate and accurate books and records of account. Lender shall have the right to examine and copy such books and records, including all books and records relating to the Mortgaged Property, to discuss the affairs, finances and accounts of Borrower and to be informed as to the same from time to time as Lender might reasonably request. Borrower will provide Lender with: (a) quarterly unaudited and without footnotes financial statements of Borrower within sixty-five (65) days after the end of each fiscal quarter, beginning with the quarter ending July 31, 2025; and (b) annual unaudited and without footnotes financial statements of Borrower within one hundred twenty-five (125) days after the end of each fiscal year of Borrower. All financial information provided to Lender will be in form and content acceptable to Lender in its sole discretion.

D.           Each reference in the Loan Documents to any of the Loan Documents is deemed to be a reference to the Loan Documents as amended and modified by this Agreement and the Second Restated Note.

E.            Each reference in the Loan Documents to the “Note” is deemed to be a reference to the Second Restated Note, the Third Demand Note, the Fourth Demand Note and any other demand note issued under the Second Restated Note from time to time.

6.             Ratification of Obligations Under Loan Documents. Borrower reasserts, ratifies and reaffirms all of Borrower’s obligations under the Loan Documents, all of which continue in full force and effect as modified by this Agreement. Borrower specifically acknowledges, agrees and represents that:

A.           This Agreement is a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms.

B.            The covenants and obligations set forth in this Agreement benefit and are in the best interest of the Borrower.

C.           The aggregate indebtedness evidenced by the First Restated Note, the Third Demand Note and the Fourth Demand Note is valid and existing and is not subject to any defenses, offsets, claims or counterclaims.

D.          No indulgence or part indulgence by Lender and nothing contained herein or in any other agreement between Borrower and/or Lender nor any other action or inaction by Lender, has waived or shall constitute a waiver of any default or Event of Default that may exist under the Loan Documents or an election of remedies by Lender or a waiver of any of the rights, remedies or recourse of Lender provided in any of the Loan Documents or otherwise afforded by law or in equity.

E.           Lender has satisfied and performed its obligations under the Loan Documents and all other documents pertaining to the indebtedness evidenced by the First Restated Note, the Third Demand Note and the Fourth Demand Note as of the date of this Agreement.

F.           The Mortgage, as modified by the Modification Agreements, secures all obligations of Borrower under the Loan Documents, as amended or modified by the Modification Agreements and the Second Restated Note.

7.             Release. To the extent Borrower now has any claims, offsets, defenses to or counterclaims against Lender or as to the repayment of all or a portion of the indebtedness described in or evidenced by any of the Loan Documents or the transactions evidenced by the Loan Documents, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entirety by Borrower.

8.             Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby; and in lieu of such illegal, invalid or unenforceable provisions, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

9.             Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors, legal representatives and assigns.

10.          Applicable Law. THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER AND LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANDOVAL, STATE OF NEW MEXICO AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER AND LENDER EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS.

11.           Waiver of Jury Trial. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF BORROWER AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER AND LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

12.           No Novation. BORROWER AND LENDER EXPRESSLY INTEND AND AGREE THAT THIS AGREEMENT AND THE SECOND RESTATED NOTE EVIDENCE A MODIFICATION ONLY OF THE LOAN DOCUMENTS AND ARE NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED AS, A NOVATION.

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Dated: Effective August 15, 2025.

“ BORROWER”	AMREP SOUTHWEST INC.,
a New Mexico corporation

	By:	/s/ Carey A. Plant
Carey A. Plant, Vice President

“LENDER”	BOKF, NA dba BANK OF ALBUQUERQUE

	By:	/s/ Darin Davis
Darin Davis, Senior Vice President

state OF NEW MEXICO

COUNTY OF SANDOVAL

This instrument was acknowledged before me on August 15, 2025, by Carey A. Plant, Vice President of AMREP Southwest Inc., a New Mexico corporation.

/s/ Karen Lee Ward
Notary Public

My Commission Expires:

11-18-2025

State OF NEW MEXICO

COUNTY OF BERNALILLO

This instrument was acknowledged before me on August 18, 2025, by Darin Davis, Senior Vice President of BOKF, NA dba Bank of Albuquerque.

/s/ Annette A. Orona
Notary Public

My Commission Expires:

6/28/2026